UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       October 23, 2006

FIRST MERCURY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

29621 Northwestern Hwy PO Box 5096 Southfield MI 48034	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A. Credit Agreement

October 23, 2006, we entered into a Credit Agreement (the “Agreement”) dated as of October 18, 2006 (the “Effective Date”), among First Mercury Financial Corporation (the “Company”), the guarantors that are signatories thereto and JPMorgan Chase Bank, N.A. (the “Lender”). A form of the Credit Agreement was filed as Exhibit 10.30 to the Company’s Registration Statement on Form S-1 (SEC No. 333-134573), which exhibit is incorporated herein by reference.

Under the Agreement, the Company may borrow up to $30 million. Borrowings under the Agreement bear interest at the Company’s election as follows: (i) for Alternate Base Rate loans, interest shall be calculated at a rate per annum equal to the greater of (a) JPMorgan Chase Bank, N.A.’s prime rate and (b) the Federal Funds Effective Rate minus 0.75%; (ii) for LIBOR loans, interest shall be calculated at a rate per annum equal to LIBOR plus an applicable margin which is currently 0.75% or 1.0% based on the Company’s leverage ratio. The obligations under the Agreement are guaranteed by the Company’s material non-insurance subsidiaries. The maturity date of all borrowings made under the Agreement is September 2011. The Agreement contains customary terms and provisions (including representations, covenants and conditions) for transactions of this type. Certain covenants, among other things, restrict the Company’s ability to incur indebtedness, grant liens, make investments and sell assets. Financial covenants include:

• a Leverage Ratio: not permit leverage ratio to be greater than (i) 0.35 to 1.0 at any time from and including the Effective Date to and including December 31, 2007; (ii) 0.325 to 1.0 at any time from and including January 1, 2008 to and including December 31, 2008; (iii) 0.30 to 1.0 at any time from and including January 1, 2009 and thereafter; and

• a Fixed Charge Coverage Ratio: not permit the fixed charge coverage ratio to be less than 4.0 to 1.0 as determined quarterly.

In addition, the Company must satisfy the following covenants:

• Risk-Based Capital: not permit “total adjusted capital” (within the meaning of the Risk-Based Capital for Insurers Model Act promulgated by the NAIC as of the Effective Date) for FMIC and any of its existing or future insurance subsidiaries (on a combined basis, but excluding ANIC), as determined as of the end of each fiscal year, to be less than 162.5%.

• Rating Agency Covenant: not permit the A.M. Best rating of FMIC or any of its insurance subsidiaries (excluding ANIC) to be less than “B++” at any time.

• Surplus Covenant: not permit “surplus as regards policyholders” (calculated in accordance with Statutory Accounting Principles), as determined as of the end of any fiscal quarter of First Mercury Insurance Corporation, All Nations Insurance Corporation or any of its existing or future insurance subsidiary (on a combined basis) to be less than $84 million (“Minimum Surplus”). The Minimum Surplus shall be reset as of December 31, 2006 to an amount equal to 85% of such “surplus as regards policyholders” as of December 31, 2006 after giving effect to such IPO, provided such amount is acceptable to the lender, which amount shall further increase by amounts equal to (i) 25% of the Company’s Net Income (as defined in the Agreement) for each succeeding fiscal year of the Company ended on or after December 31, 2007, provided, if Net Income is negative, such number will be zero; and (ii) 50% of the net proceeds to the Company from the issuance of any Capital Stock (as defined in the Agreement) after the Effective Date (other than the IPO) that would be considered as such “surplus as regards policyholders”.

The Agreement contains customary events of default, including nonpayment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; the Company or its insurance subsidiaries being prohibited by any state governing body from issuing new insurance policies in any jurisdiction which in the previous year constituted 10% or more of the total direct written premium of the Company or its insurance subsidiaries; cross-defaults to other material indebtedness; certain ERISA-related events; certain voluntary and involuntary bankruptcy events; certain unpaid judgments; and a change in control. If an event of default occurs and is continuing under the Agreement, the Lender may among other things, terminate its obligations thereunder and require the Company and the guarantors to repay all amounts thereunder.

There are currently no borrowings under the Agreement. The Company is not required to comply with the financial-related covenants until it borrows under the Agreement.

B. Amended and Restated Registration Rights Agreement

On October 23, 2006, the Company entered into an amended and restated registration rights agreement with Glencoe Capital LLC (“Glencoe”) and Jerome Shaw. Under this agreement, each of Glencoe and Mr. Shaw has the right to request that the Company register for public sale, on two occasions, shares of common stock having an aggregate value of at least $10,000,000. In addition, Glencoe and Mr. Shaw have “piggyback” registration rights which allow them to participate in any registered offerings of our common stock by us for our own account or for the account of others (except non-underwritten registrations initiated by the other party). This agreement amends and restates the previous registration rights agreement between the Company and Glencoe. A copy of this amended and restated agreement was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (SEC No. 333-134573), which exhibit is incorporated herein by reference. The agreement also replaces and supercedes the letter dated August 17, 2005, from the Company to Mr. Shaw with respect to registration rights relating to the common stock of the Company owned by Mr. Shaw.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the completion of the Company’s initial public offering on October 23, 2006, the following agreements were terminated:

(a) Amended And Restated Employment Agreement dated August 17, 2005, by and between First Mercury Financial Corporation and Jerome M. Shaw. This employment agreement was replaced with a consulting agreement which became effective upon completion of the

Company’s initial public offering and which was filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (SEC No. 333- 134573).

(b) Stockholders Agreement dated as of August 17, 2005, by and among First Mercury Holdings, Inc., the Investors, the Management Common Stockholders and the Additional Common Stockholders as set forth therein. The stockholders agreement contained restrictions on transfer, rights of first refusal, co-sale, drag-along and preemptive rights, and voting provisions relating to the composition of our board of directors.

(c) Glencoe Management Services Agreement, dated as of June 7, 2004, between First Mercury Financial Corporation and Glencoe Capital, LLC. Under the management services agreement, Glencoe provided management services, including services and assistance with respect to strategic planning, budgeting, cash management, record keeping, quality control, advisory and administrative services, finance, tax, consumer affairs, public relations, accounting, risk management, procurement and supervision of third party service providers, contract negotiation, and providing economic, investment and acquisition analysis with respect to investments and acquisitions or potential investments and acquisitions.

ITEM 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the disclosure set forth in Item 1.01 above which is incorporated herein by reference.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

In connection with the completion of the Company’s initial public offering and the repurchase of shares beneficially owned by Glencoe Capital LLC (“Glencoe”) in connection therewith, Glencoe’s beneficial ownership in the Company was reduced from 59.1% to 9.98% of the outstanding shares of the Company, which resulted in Glencoe ceasing to have control of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On October 23, 2006, the Company amended and restated its Certificate of Incorporation in connection with the closing of its initial public offering. A copy of the form of Amended and Restated Certificate of Incorporation was filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC No. 333-134573), which exhibit is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On October 23, 2006, the Company completed its initial public offering of common stock by selling 11,161,764 shares of common stock for $189.7 million. This amount included 1,455,882 shares of common stock sold to the underwriters of the offering pursuant the underwriters’ exercise of their over-allotment option. In connection with the offering, on October 23, 2006, the Company repurchased all of its outstanding senior notes for $69.9 million, repurchased 1,779,336 shares held by Glencoe and paid Glencoe $58.0 million pursuant to the terms of the Company’s convertible preferred stock, which was also converted into common stock in connection with the initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
(Registrant)

DATE October 27, 2006	BY	/s/ John Marazza
Name: John Marazza
Title: Executive Vice President, Chief Financial Officer and Treasurer